FORM OF ADMINISTRATIVE SERVICES AGREEMENT

     This Administrative Services Agreement is made as of this ___ day of____, 2004 between Evergreen Utilities and High Income Fund , a Delaware statutory trust (herein called the "Trust"), and Evergreen Investment Services, Inc., a Delaware corporation (herein called "EIS").

                              W I T N E S S E T H:

     WHEREAS, the Trust is a Delaware statutory trust registered under the Investment Company Act of 1940; and

     WHEREAS, the Trust desires to retain EIS as its Administrator to provide it with administrative services and EIS is willing to render such services.

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

1. APPOINTMENT OF ADMINISTRATOR. The Trust hereby appoints EIS as Administrator of the Trust on the terms and conditions set forth in this Agreement; and EIS hereby accepts such appointment and agrees to perform the services and duties set forth in Section 2 of this Agreement in consideration of the compensation provided for in Section 4 hereof.

2. SERVICES AND DUTIES. As Administrator, and subject to the supervision and control of the Trustees of the Trust, EIS will hereafter provide facilities, equipment and personnel to carry out the following administrative services for operation of the business and affairs of the Trust:

     (a) Prepare, file and maintain the Trust's governing documents, including the Declaration of Trust (which has previously been prepared and filed), the By laws, minutes of meetings of Trustees and shareholders, and proxy statements for meetings of shareholders;

     (b) Prepare and file with the Securities and Exchange Commission and the appropriate state securities authorities the registration statements for the Trust and the Trust's shares and all amendments thereto, reports to regulatory authorities and shareholders, prospectuses, proxy statements, and such other documents as may be necessary or convenient to enable the Trust to make an offering of its shares;

     (c) Prepare, negotiate and administer contracts on behalf of the Trust with, among others, the Trust's underwriters, custodian and transfer agent;

     (d) Supervise the Trust's fund accounting agent in the maintenance of the Trust's general ledger and in the preparation of the Trust's financial statements, including oversight of expense accruals and payments and the determination of the net asset value of the Trust's assets and of the Trust's shares, and of the declaration and payment of dividends and other distributions to shareholders;

     (e)  Calculate   performance  data  of  the  Trust  for   dissemination  to
          information services covering the investment company industry;

     (f)  Prepare and file the Trust's tax returns;

     (g) Examine and review the operations of the Trust's custodian and transfer agent;

     (h)  Coordinate   the  layout  and   printing  of   publicly   disseminated
          prospectuses and reports;

     (i)  Prepare various shareholder reports;

     (j) Prepare and file an application for listing the Trust's shares on the American Stock Exchange, and prepare and file any other documents required to be filed with such Exchange or any other exchange on which the Trust's shares are listed or traded;

     (k)  Coordinate shareholder meetings;

     (l)  Provide general compliance services; and

     (m) Advise the Trust and its Trustees on matters concerning the Trust and its affairs.

     The foregoing, along with any additional services that EIS shall agree in writing to perform for the Trust hereunder, shall hereafter be referred to as "Administrative Services." Administrative Services shall not include any duties, functions, or services to be performed for the Trust by the Trust's investment adviser, underwriters, custodian or transfer agent pursuant to their agreements with the Trust.

3. EXPENSES. EIS shall be responsible for expenses incurred in providing office space, equipment and personnel as may be necessary or convenient to provide the Administrative Services to the Trust. The Trust shall be responsible for all other expenses incurred by EIS on behalf of the Trust, including without limitation postage and courier expenses, printing expenses, registration fees, filing fees, all stock exchange listing expenses, fees of outside counsel and independent auditors, insurance premiums, fees payable to Trustees who are not EIS employees, and trade association dues.

4. COMPENSATION. As compensation for the Administrative Services provided to the Trust, the Trust hereby agrees to pay and EIS hereby agrees to accept as full compensation for its services rendered hereunder an administrative fee, calculated daily and payable monthly, at the annual rate of 0.05% of the Trust's average daily Total Assets (defined as net assets of the Trust plus borrowings or other leverage for investment purposes to the extent excluded in calculating net assets).

5. RESPONSIBILITY OF ADMINISTRATOR. EIS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. EIS shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Any person, even though also an officer, director, partner, employee or agent of EIS, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with the duties of EIS hereunder) to be rendering such services to or acting solely for the Trust and not as an officer, director, partner, employee or agent or one under the control or direction of EIS even though paid by EIS.

6. DURATION AND TERMINATION.

     (a) This Agreement shall be in effect until December 31, 2003, and shall continue in effect from year to year thereafter, provided it is approved, at least annually, by a vote of a majority of Trustees of the Trust including a majority of the disinterested Trustees.

     (b) This Agreement may be terminated at any time, without payment of any penalty, on sixty (60) days' prior written notice by a vote of a majority of the Trust's Trustees or by EIS.

7. AMENDMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

8. NOTICES. Notices of any kind to be given to the Trust hereunder by EIS shall be in writing and shall be duly given if delivered to the Trust at: 200 Berkeley Street, Boston, MA 02116, Attention: Secretary. Notices of any kind to be given to EIS hereunder by the Trust shall be in writing and shall be duly given if delivered to EIS at 200 Berkeley Street, Boston, Massachusetts 02116. Attention:
Chief Administrative Officer.

9. LIMITATION OF LIABILITY. EIS is hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust and agrees that the obligations pursuant to this Agreement of the Trust be limited solely to the assets of the Trust, and EIS shall not seek satisfaction of any such obligation from the assets of the shareholders, Trustees, officers, employees or agents of the Trust, or any of them.

10. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court or regulatory agency decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section 5 hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law; provided, however, that nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940 or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Administrative Services Agreement to be executed by their officers designated below as of the day and year first above written.


EVERGREEN UTILITIES AND HIGH INCOME FUND



By:
         --------------------------------------------
Name:    Maureen E. Towle
Title:   Assistant Secretary



EVERGREEN INVESTMENT SERVICES, INC.



By:
         --------------------------------------------
Name:    Michael H. Koonce
Title:   Secretary